                                                                 EXECUTION COPY

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                                DUANE READE INC.

                                      AND

               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO


                      % SENIOR SUBORDINATED NOTES DUE 2008


                             ---------------------

                                   INDENTURE

                          Dated as of February , 1998

                             ---------------------


                             ---------------------

            State Street Bank and Trust Company of Connecticut, N.A.

                             ---------------------

                                    Trustee


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

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE.....................  1

    Section 1.01.   Definitions............................................  1
    Section 1.02.   Other Definitions......................................
    Section 1.03.   Incorporation by Reference of Trust Indenture Act......
    Section 1.04.   Rules of Construction..................................
    Section 1.05.   Compliance Certificates and Opinions...................
    Section 1.06.   Form of Documents Delivered to Trustee.................
    Section 1.07.   Acts of Holders........................................

ARTICLE 2 - THE NOTES......................................................

    Section 2.01.   Form and Dating........................................
    Section 2.02.   Execution and Authentication...........................
    Section 2.03.   Registrar and Paying Agent.............................
    Section 2.04.   Paying Agent to Hold Money in Trust....................
    Section 2.05.   Lists of Holders of the Notes..........................
    Section 2.06.   Transfer and Exchange..................................
    Section 2.07.   Replacement Notes......................................
    Section 2.08.   Outstanding Notes......................................
    Section 2.09.   Treasury Notes.........................................
    Section 2.10.   Temporary Notes........................................
    Section 2.11.   Cancellation...........................................
    Section 2.12.   Defaulted Interest.....................................
    Section 2.13.   Record Date............................................
    Section 2.14.   CUSIP Number...........................................
    Section 2.15.   Computation of Interest................................

ARTICLE 3 - REDEMPTION AND PREPAYMENT......................................

    Section 3.01.   Election to Redeem; Notice to Trustee..................
    Section 3.02.   Selection by Trustee of Notes to be Redeemed...........
    Section 3.03.   Notice of Redemption...................................
    Section 3.04.   Effect of Notice of Redemption.........................
    Section 3.05.   Deposit of Redemption Price............................
    Section 3.06.   Notes Payable on Redemption Date.......................
    Section 3.07.   Notes Redeemed in Part.................................
    Section 3.08.   Optional Redemption....................................
    Section 3.09.   Mandatory Redemption...................................
    Section 3.10.   Offer to Purchase by Application of Excess Proceeds....

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                                                                           Page

ARTICLE 4 - COVENANTS......................................................

    Section 4.01.   Payment of Principal, Premium and Interest.............
    Section 4.02.   Maintenance of Office or Agency........................
    Section 4.03.   Money for Payments to Be Held in Trust.................
    Section 4.04.   Reports................................................
    Section 4.05.   Statement as to Compliance; Notice of Default..........
    Section 4.06.   Payment of Taxes and Other Claims......................
    Section 4.07.   Stay, Extension, Usury Laws............................
    Section 4.08.   Corporate Existence....................................
    Section 4.09.   Offer to Repurchase Upon Change of Control.............
    Section 4.10.   Asset Sales............................................
    Section 4.11.   Limitation on Restricted Payments......................
    Section 4.12.   Limitation on Incurrence of Indebtedness and Issuance
                    of Preferred Stock.....................................
    Section 4.13.   Transactions with Affiliates...........................
    Section 4.14.   Dividend and Other Payment Restrictions Affecting
                    Subsidiaries...........................................
    Section 4.15.   Limitations on Issuances and Sales of Capital Stock of
                    Wholly Owned Subsidiaries..............................
    Section 4.16.   Additional Subsidiary Guarantees.......................
    Section 4.17.   Limitations on Liens...................................
    Section 4.18.   Sale and Leaseback Transactions........................
    Section 4.19.   No Senior Subordinated Debt............................

ARTICLE 5 - SUCCESSORS.....................................................

    Section 5.01.   Merger, Consolidation, or Sale of all or Substantially
                    all Assets.............................................
    Section 5.02.   Successor Corporation Substituted......................

ARTICLE 6 - DEFAULTS AND REMEDIES..........................................

    Section 6.01.   Events of Default and Notice Thereof...................
    Section 6.02.   Acceleration...........................................
    Section 6.03.   Other Remedies.........................................
    Section 6.04.   Waiver of Past Defaults................................
    Section 6.05.   Control by Majority....................................
    Section 6.06.   Limitation on Suits....................................
    Section 6.07.   Rights of Holders of Notes to Receive Payment..........
    Section 6.08.   Collection Suit by Trustee.............................
    Section 6.09.   Trustee May File Proofs of Claim.......................
    Section 6.10.   Priorities.............................................
    Section 6.11.   Undertaking for Costs..................................

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                                                                           Page

ARTICLE 7 - TRUSTEE........................................................

    Section 7.01.   Duties of Trustee......................................
    Section 7.02.   Rights of Trustee......................................
    Section 7.03.   Individual Rights of Trustee...........................
    Section 7.04.   Trustee's Disclaimer...................................
    Section 7.05.   Notice of Defaults.....................................
    Section 7.06.   Reports by Trustee to Holders of the Notes.............
    Section 7.07.   Compensation and Indemnity.............................
    Section 7.08.   Replacement of Trustee.................................
    Section 7.09.   Successor Trustee by Merger, Etc.......................
    Section 7.10.   Eligibility; Disqualification..........................
    Section 7.11.   Preferential Collection of Claims Against the
                    Company................................................
    Section 7.12.   Rights of Holders with Respect to Time Method
                    and Place..............................................

ARTICLE 8 - LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................

    Section 8.01.   Option to Effect Defeasance or Covenant Defeasance.....
    Section 8.02.   Legal Defeasance and Discharge.........................
    Section 8.03.   Covenant Defeasance....................................
    Section 8.04.   Conditions to Defeasance or Covenant Defeasance........
    Section 8.05.   Deposited Money and U.S. Government Obligations
                    to Be Held in Trust; Other Miscellaneous Provisions....
    Section 8.06.   Repayment to Company...................................
    Section 8.07.   Reinstatement..........................................

ARTICLE 9 - AMENDMENT, SUPPLEMENT AND WAIVER...............................

    Section 9.01.   Without Consent of Holders of Notes....................
    Section 9.02.   With Consent of Holders of Notes.......................
    Section 9.03.   Compliance With TIA....................................
    Section 9.04.   Revocation and Effect of Consents......................
    Section 9.05.   Notation on or Exchange of Notes.......................
    Section 9.06.   Trustee to Sign Amendments, Etc........................

ARTICLE 10 - SUBORDINATION.................................................

    Section 10.01.  Agreement to Subordinate...............................
    Section 10.02.  Liquidation; Dissolution; Bankruptcy...................
    Section 10.03.  Default on Designated Senior Debt......................
    Section 10.04.  Acceleration of Securities.............................
    Section 10.05.  When Distribution Must be Paid Over....................
    Section 10.06.  Notice by Company......................................
    Section 10.07.  Subrogation............................................
    Section 10.08.  Relative Rights........................................
    Section 10.09.  Subordination May Not Be Impaired by Company...........
    Section 10.10.  Distribution or Notice to Representative...............
    Section 10.11.  Rights of Trustee and Paying Agent.....................
    Section 10.12.  Authorization to Effect Subordination..................

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                                                                           Page

    Section 10.13.  No Waiver of Subordination Provisions..................
    Section 10.14.  Certain Definitions....................................

ARTICLE 11 - GUARANTEE OF NOTES

    Section 11.01   Subsidiary Guarantee...................................
    Section 11.02   Execution and Delivery of Subsidiary Guarantee.........
    Section 11.03   Subsidiary Guarantors May Consolidate, etc., on
                    Certain Terms..........................................
    Section 11.04   Releases Following Sale of Assets......................
    Section 11.05   Limitation on Subsidiary Guarantor Liability...........
    Section 11.06   "Trustee" to Include Paying Agent......................

ARTICLE 12 - SUBORDINATION OF SUBSIDIARY GUARANTEES

    Section 12.01   Agreement to Subordinate...............................
    Section 12.02   Liquidation; Dissolution; Bankruptcy...................
    Section 12.03   Default on Designated Senior Debt......................
    Section 12.04   Acceleration of Securities.............................
    Section 12.05   When Distribution Must Be Paid Over....................
    Section 12.06   Notice By Subsidiary Guarantor.........................
    Section 12.07   Subrogation............................................
    Section 12.08   Relative Rights........................................
    Section 12.09   Subordination May Not Be Impaired By Subsidiary
                    Guarantor..............................................
    Section 12.10   Distribution or Notice to Representative...............
    Section 12.11   Rights of Trustee and Paying Agent.....................
    Section 12.12   Authorization to Effect Subordination..................
    Section 12.13   No Waiver of Subordination Provisions..................
    Section 12.14   Certain Definitions....................................

ARTICLE 13 - SATISFACTION AND DISCHARGE....................................

    Section 13.01.  Satisfaction and Discharge of Indenture................
    Section 13.02.  Application of Trust Money.............................

ARTICLE 14 - MISCELLANEOUS.................................................

    Section 14.01.  Conflict of any Provision of Indenture With TIA........
    Section 14.02.  Notices................................................
    Section 14.03.  Communication by Holders of Notes with Other Holders of Notes...............................................
    Section 14.04.  Certificate and Opinion as to Conditions Precedent.....
    Section 14.05.  Legal Holidays.........................................
    Section 14.06.  No Personal Liability of Directors, Officers,
                    Employees an Stockholders..............................
    Section 14.07.  Governing Law..........................................
    Section 14.08.  No Adverse Interpretation of Other Agreements..........
    Section 14.09.  Successors and Assigns.................................
    Section 14.10.  Severability...........................................
    Section 14.11.  Counterpart Originals..................................
    Section 14.12.  Table of Contents, Headings, Etc.......................

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                                                                           Page
EXHIBITS

   A     -     Form of Note
   B     -     Subsidiary Guarantee
   C     -     Form of Supplemental Indenture to be Delivered by Subsidiary
               Guarantors
   D     -     Form of Notation of Subsidiary Guarantee on Note

                             CROSS-REFERENCE TABLE*


  Trust Indenture
    Act Section                                               Indenture Section

310(a)(1).....................................................      7.10
     (a)(2)...................................................      7.10
     (a)(3)...................................................      N.A.
     (a)(4)...................................................      N.A.
     (a)(5)...................................................      7.10
     (b)......................................................      7.10
     (c)......................................................      N.A.
311(a)........................................................      7.11
     (b)......................................................      7.11
     (c)......................................................      N.A.
312(a)........................................................      2.05
     (b)......................................................      14.03
     (c)......................................................      14.03
313(a)........................................................      7.06
     (b)(1)...................................................      N.A.
     (b)(2)...................................................   7.06; 7.07
     (c)......................................................   7.06; 14.02
     (d)......................................................      7.06
314(a)........................................................   4.04; 14.02
     (b)......................................................      N.A.
     (c)(1)...................................................      14.04
     (c)(2)...................................................      14.04
     (c)(3)...................................................      N.A.
     (d)......................................................      N.A.
     (f)......................................................      N.A.
315(a)........................................................      7.01
     (b)......................................................   7.05; 14.02
     (c)......................................................      7.01
     (d)......................................................      7.01
     (e)......................................................      6.11
316(a)(last sentence).........................................      2.09
     (a)(1)(A)................................................      6.05
     (a)(1)(B)................................................      6.04
     (a)(2)...................................................      N.A.
     (b)......................................................      6.07
317(a)(1).....................................................      6.08
     (a)(2)...................................................      6.09
     (b)......................................................      2.04
318(a)........................................................      14.01
     (b)......................................................      N.A.
     (c)......................................................      14.01

N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

         INDENTURE dated as of          , 1998 between Duane Reade Inc., a
Delaware corporation (the "Company"), the Subsidiary Guarantors executing a signature page hereto, and State Street Bank and Trust Company of Connecticut, N.A., as trustee (the "Trustee"). The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the
Holders of the    % Senior Subordinated Notes due 2008.


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         Section 1.01. Definitions.

         Set forth below are certain defined terms used in this Indenture.

         "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering an asset acquired by such specified Person at the time such asset is acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (a) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, a sale and leaseback transaction) or (b) the issuance, sale or transfer by the Company of Equity Interests of a Subsidiary, and in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions for Net Proceeds in excess of $1.0 million; provided, however, that the following transactions will be deemed not to be Asset Sales: (i) sales of inventory in the ordinary course of business; (ii) a disposition of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary of the Company to the Company or to another

Wholly Owned Subsidiary of the Company; (iii) a disposition of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company; (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets; and (v) a Permitted Investment or Restricted Payment that is permitted by Section 4.11 hereof.

         "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board of directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Expenditure Indebtedness" means Indebtedness incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by such Person which have a useful life of more than one year so long as (a) the purchase or construction price for such property or assets is included in "addition to property, plant or equipment" in accordance with GAAP, (b) the acquisition or construction of such property or assets is not part of any acquisition of a Person or line of business and (c) such Indebtedness is incurred within 90 days of the acquisition or completion of construction of such property or assets.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means, (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above,
(e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and in each case maturing within six months after the date of acquisition, and (f) any fund investing exclusively in investments of the types described in clauses (a) through (e) above.

         "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) other than the Principals, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) other than the Principals becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, or (d) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Closing Date" means the closing date of the sale and original issuance of the Notes under this Indenture.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock Offering" means the offering and sale of 6,700,000 shares of Common Stock of the Company, pursuant to a prospectus dated
          , 1998.

         "Company" means Duane Reade Inc., a Delaware Corporation.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (c) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses (other than deferred rental expense) that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (b) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (d) the cumulative effect of a change in accounting principles shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of the Board of Directors of the Company on the Closing Date or (b) was nominated for election to the Board of Directors of the Company with the approval of, or whose election to the Board of Directors of the Company was ratified by, at least a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means, with respect to any Person, (i) any Indebtedness of such Person outstanding under the New Credit Agreement and thereafter (ii) any other Senior Debt of such Person permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by such Person as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise is exchangeable for Indebtedness (except to the extent exchangeable at the option of such Person subject to the terms of any debt instrument to which such Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.11 hereof.

         "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its
Affiliates.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), and (b) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing, and (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or secured by a Lien on assets of such Person and (d) the product of (i) all dividend payments on any series of preferred stock of such Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock), times (ii) a fraction, the numerator or of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined below)) to the Fixed Charges of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date, but only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to such Person's Fixed Charges subsequent to the Calculation Date). In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including all mergers and consolidations and any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis and shall be deemed to have occurred on the first day of such four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (x) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (y) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Company) without giving effect to clause (c) of the proviso set forth in the definition of "Consolidated Net Income" in this Section 1.01.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Closing Date.

         "Global Note" means a permanent global senior subordinated note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depository.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.11.

         "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in the City of New York, the city where the principal office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and appraiser fees) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the New Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Subsidiaries from such escrow arrangement, as the case may be.

         "New Credit Agreement" means the Credit Agreement, dated as of February, , 1998, among the Company, ____________ and ____________, including any related notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, subject to the terms thereof and of this Indenture.

         "Notes" means the Company's     % Senior Subordinated Notes due 2008
issued in compliance with this Indenture.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering and sale of the Notes by the Company pursuant to a prospectus, dated as of , 1998, contained in the Registration Statement.

         "Officer" means the Chairman, Chief Executive Officer, the President, and any Vice President of the Company.

         "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements set forth in
Section 1.05 hereof.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee, in form and substance satisfactory to the Trustee. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

         "Pari Passu Indebtedness" means Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment to the Notes or any Subsidiary Guarantee.

         "Permitted Business" means any business in which the Company or the Subsidiary Guarantors are engaged on the Closing Date or any business reasonably related, incidental or ancillary thereto.

         "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company, (b) any Investment in cash or Cash Equivalents, (c) any Investment by the Company or any Subsidiary of the Company in a Person that is engaged in a Permitted Business if as a result of such Investment (i) such Person becomes (A) a Wholly Owned Subsidiary of the Company and (B) a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 3.10 and 4.10 hereof, (e) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Company, and (f) other Investments in any Person that is engaged in a Permitted Business which Investment has a fair market value (as determined by a resolution of the Board of Directors of the Company and set forth in an Officer's Certificate delivered to the Trustee), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million.

         "Permitted Junior Securities" means Equity Interests in the Company or a Subsidiary Guarantor or debt securities of the Company or a Subsidiary Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (d) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principals" means DLJMB.

         "Qualified Offering" means (i) any issuance of common stock or preferred stock by the Company (excluding Disqualified Stock) that is registered pursuant to the Securities Act, other than issuance registered on Form S-8 and issuances registered on Form S-4, and (ii) any private issuance of common stock or preferred stock of the Company (excluding Disqualified Stock), other than issuances of common stock pursuant to employee benefit plans of the Company or otherwise as compensation of employees of the Company.

         "Refinancing Plan" means the Refinancing Plan described in the Registration Statement.

         "Registration Statement" means the Registration Statement No. 333-43313 on Form S-1 relating to the Notes initially filed with the Commission on December 24, 1997 and all exhibits, schedules and amendments thereto.

         "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Senior Debt" means, with respect to any Person, (a) all Obligations of such Person outstanding under the New Credit Agreement and all Hedging Obligations payable to a lender or an affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the New Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (b) any other Indebtedness of such Person unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Debt of such Person, and (c) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes, (ii) any Indebtedness of such Person to any of its Subsidiaries,
(iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantees" means the joint and several guarantees of the Company's payment obligations under the Notes issued by all of the Company's present and future Subsidiaries, which guarantees shall be subordinate to all Senior Debt and shall rank pari passu with or senior to all other Indebtedness of such Subsidiaries.

         "Subsidiary Guarantor" means any Subsidiary of the Company that shall have guaranteed the payment of all principal of, and interest and premium, if any, on the Notes and all other amounts payable under the Notes or this Indenture, pursuant to a Subsidiary Guarantee.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "Weighted Averages Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

         Section 1.02. Other Definitions.

                                                                    Defined in
    Term                                                              Section
    ----                                                              -------

    "Act"...........................................................    1.07
    "Affiliate Transaction".........................................    4.13
    "Asset Sale Offer"..............................................    3.10
    "Change of Control Offer".......................................    4.09
    "Change of Control Payment".....................................    4.09
    "Change of Control Payment Date"................................    4.09
    "Covenant Defeasance"...........................................    8.03
    "distribution"..................................................   10.14
    "DTC"...........................................................    2.03
    "Event of Default"..............................................    6.01
    "Excess Proceeds"...............................................    4.10
    "incur".........................................................    4.12
    "Legal Defeasance"..............................................    8.02
    "Offer Amount"..................................................    3.10
    "Offer Period"..................................................    3.10
    "Paying Agent"..................................................    2.03
    "payment".......................................................   10.14
    "Payment Blockage Notice".......................................   10.03
    "Payment Default"...............................................    6.01
    "Payment in full"...............................................   10.01
    "Purchase Date".................................................    3.10
    "Registrar".....................................................    2.03
    "Restricted Payments"...........................................    4.11


         Section 1.03. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligors upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

         Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular; and

              (5) provisions apply to successive events and transactions.

         Section 1.05. Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion (other than the certificates required by Section 4.05(a) hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.06. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.07. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by a register kept by the Registrar.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA
Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

         If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the

Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.


                                   ARTICLE 2
                                   THE NOTES

         Section 2.01. Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

         (a) Global Notes. Notes offered and sold in connection with the Offering shall be issued initially in the form of Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian of the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

         (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

         Participants who hold Notes through the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

         Section 2.02. Execution and Authentication.

         One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

         The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         Section 2.03. Registrar and Paying Agent.

         The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent") within the City of and the State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments with respect to (i) Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof, and (ii) Notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository or any successor thereto. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.


         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

         Section 2.04. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

         Section 2.05. Lists of Holders of the Notes.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

         Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture, the procedures of the Depository therefor and applicable securities laws. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note.

         (b) Transfer and Exchange of Definitive Notes. When Notes in definitive form are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (d) Authentication of Definitive Notes in Absence of Depository. If at any time:

              (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (f) General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, subject to this Section 2.06, the Company shall execute and, upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate definitive Notes and Global Notes at the Registrar's request.

              (ii) No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07 or 9.05 hereof, which shall be paid by the Company).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All definitive Notes and Global Notes issued upon any registration of transfer or exchange of definitive Notes or Global Notes shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

              (v) The Company and the Registrar shall not be required:

                   (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Sections
         3.01 and 3.02 hereof and ending at the close of business on the day of selection;

                   (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

                   (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or

                   (D) to register the transfer of a Note other than in amounts of $1,000 or multiple integrals thereof.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

         Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and the ownership thereof, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

         Every replacement Note is an additional Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Notes duly issued hereunder.

         Section 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding, subject to the provisions of applicable law to the contrary. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         Section 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

         Section 2.10. Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and, upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

         Section 2.11. Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

         Section 2.12. Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section

4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders, at their addresses as they appear on the register of Notes maintained by the Registrar, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.13. Record Date.

         The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

         Section 2.14. CUSIP Number.

         The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

         Section 2.15. Computation of Interest.

         Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

         Section 3.01. Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Notes pursuant to Section
3.08 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 but not more than 60 days prior to the redemption date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee for its convenience), notify the Trustee pursuant to an Officer's Certificate of (i) such redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the clause of this Indenture pursuant to which the redemption shall occur.

         Section 3.02. Selection by Trustee of Notes to be Redeemed.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no Notes with shall be redeemed in a principal amount that is less than $1,000.

         The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

         Section 3.03. Notice of Redemption.

         Subject to the provisions of Sections 3.10 and 4.09 hereof, notice of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

         All notices of redemption shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, the principal amount) of the particular Notes to be redeemed;

         (d) that on the redemption date the redemption price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the redemption price) interest thereon shall cease to accrue on or after said date;

         (e) the places or places where such Notes are to be surrendered for payment of the redemption price;

         (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (g) the CUSIP number, if any, relating to such Notes; and

         (h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the redemption date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

         Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance herewith, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.05. Deposit of Redemption Price.

         Prior to 11:00 a.m. on any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03 hereof) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable redemption date) sufficient to pay the redemption price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

         Section 3.06. Notes Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price together with accrued interest to the redemption date.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the redemption date at the rate borne by such Note.

         Section 3.07. Notes Redeemed in Part.

         Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 4.02 hereof (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unpurchased or unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

         Section 3.08. Optional Redemption.

         (a) Except as described in this Section 3.08, the Notes will not be redeemable at the Company's option prior to 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of each of the years indicated below:

                                                              Redemption
         Year                                                    Price
         ----                                                    -----

         2003.................................................    .   %
         2004.................................................    .   %

         2005.................................................    .   %
         2006 and thereafter.................................. 100.000%

         Notwithstanding the foregoing, on or prior to           , 2001, the
Company may, at its option, redeem up to 35% of the original aggregate
principal amount of Notes at a redemption price equal to   .   % of the
principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Qualified Offerings of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 90 days of the date of the closing of such Qualified Offering.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

         Section 3.09. Mandatory Redemption.

         Except as set forth under Sections 4.09 and 4.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         Section 3.10. Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

         If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable in respect of Notes tendered pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.

The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
    3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the end of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the third Business Day preceding the end of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased in accordance with Section 3.02 hereof (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest thereon to the Purchase Date, to be held for payment in accordance with the terms of this
Section 3.10. On or before the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment in accordance with Section 3.02 hereof the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon to the Purchase Date, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.


                                   ARTICLE 4
                                   COVENANTS

         Section 4.01. Payment of Principal, Premium and Interest.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         Section 4.02. Maintenance of Office or Agency.

         The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or recession shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recession and any change in the location of any such office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

                  Section 4.03.  Money for Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository or any successor thereto) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at the request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company (i) cause to be published once, in The New York Times and The Wall

Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company, and (ii) cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 4.04. Reports.

         Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company will file with the Commission (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the Holders of Notes (a) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         The Company shall at all times comply with TIA Section 314(a).


         Section 4.05. Statement as to Compliance; Notice of Default.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date of this Indenture, an Officer's Certificate stating whether, to such Officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.11 hereof were computed, which calculations may be based on the Company's latest financial statements), and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or premium, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this
Section 4.05,
such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered pursuant to Section 4.04(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.06. Payment of Taxes and Other Claims.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         Section 4.07. Stay, Extension, Usury Laws.

         The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law whatever enacted, now or at any time hereafter in force, that may affect that covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.08. Corporate Existence.

         Subject to Articles 5 and 11 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         Section 4.09. Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "Change of Control Payment").

         (b) Within 15 days following any Change of Control, the Company shall (or shall cause the Trustee to) mail a notice to each Holder stating:

              (1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes validly tendered and not withdrawn will be accepted for payment;

              (2) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

              (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         (d) On or before 10:00 a.m. New York time on the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (e) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Change of Control provisions described in this Section 4.09 will be applicable whether or not any other provisions of this Indenture are applicable.

         Section 4.10. Asset Sales.

         The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (a) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of (I) Cash Equivalents or (II) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by the Company or any Subsidiary thereof, such Person becomes a Subsidiary Guarantor; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or such Subsidiary (other than contingent liabilities and liabilities of the Company that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision; provided further, that the 75% limitation referred to above shall not apply to any Asset Sale in which the Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

         Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Subsidiary shall apply such Net Proceeds at its option (or to the extent the Company is required to apply such Net Proceeds pursuant to the terms of the New Credit Agreement), to (a) repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (b) repay Pari Passu Indebtedness of the Company or any Subsidiary Guarantor (and to correspondingly reduce commitments with respect thereto), provided that if the Company or any Subsidiary Guarantor shall so repay Pari Passu Indebtedness, it will equally and ratably reduce Indebtedness under the Notes if the Notes are then redeemable, or if the Notes may not then be redeemed, the Company shall make an offer in accordance with the procedures set forth in Section 3.10 hereof to all Holders of Notes to purchase at a price in cash equal to 100% of the principal amount thereof (plus accrued and unpaid interest thereon to the date of purchase), such amount of Notes that would otherwise be redeemed or (c) an investment in property, the making of a capital expenditure or the acquisition of other long-term assets, in each case, of or from an entity that is engaged in a Permitted Business, and in accordance with the terms of this Indenture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Designated Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this

Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in Section 3.02 hereof. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         Section 4.11. Limitation on Restricted Payments.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (c) make any payment on with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or
(d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
    Section 4.12 hereof; and

         (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
    (B) 100% of the aggregate net cash proceeds received by the Company from the issue and sale by the Company since the Closing Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company to the extent that they have been converted into such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock).

         The foregoing provisions shall not prohibit:

              (a) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

              (b) the redemption, repurchase, retirement, defeasance or other acquisition of any Pari Passu Indebtedness or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;

              (c) the defeasance, redemption, repurchase retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

              (d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided, however, that (i) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries and (iis) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

              (e) payments and transactions in connection with the Refinancing Plan, the New Credit Agreement (including commitment, syndication and arrangement fees payable thereunder), the Offering and the Common Stock Offering (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof; and the payment of the fees and expenses with respect thereto; and

              (f) the declaration and payment of dividends to holders of any class or series of preferred stock (other than Disqualified Stock) issued after the Closing Date; provided, however, that at the time of such issuance, after giving effect to such issuance on a pro forma basis, the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such issuance would have been no less than 2.0 to 1.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described in this section 4.11 were computed.

         Section 4.12. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company shall not, (i) and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become, directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), (ii) permit any of its Subsidiaries to issue any shares of Disqualified Stock and (iii) permit any of its Subsidiaries that are not Subsidiary

Guarantors to issue any shares of preferred stock; provided, however, that the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such shares of Disqualified Stock are issued would have been at least 2.00 to 1.00, determined on a consolidated pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         Notwithstanding the foregoing, the Company and, to the extent set forth below, its Subsidiaries may incur the following:

              (a) Indebtedness of the Company under the Notes and this Indenture and Indebtedness of Subsidiaries under the Subsidiary Guarantees;

              (b) Indebtedness under the New Credit Agreement in an aggregate principal amount not to exceed $160.0 million outstanding at any time;

              (c) Existing Indebtedness;

              (d) Capital Expenditure Indebtedness, Capitalized Lease Obligations and purchase money Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

              (e) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

              (f) Indebtedness of the Company representing guarantees of Indebtedness incurred by one of its Subsidiaries pursuant to, and in compliance with, another provision of this covenant;

              (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a

    Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

              (h) any Permitted Refinancing Indebtedness representing a replacement, renewal, refinancing or extension of Indebtedness permitted under the first paragraph and clause (c) of this covenant;

              (i) Indebtedness arising from agreements of the Company or any Subsidiary Guarantor providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (1) such Indebtedness is not reflected on the balance sheet of the Company or any Subsidiary Guarantor (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (1)) and (2) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and/or the Subsidiary Guarantors in connection with such disposition; and

              (j) additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $30.0 million at any time outstanding.

         For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (j) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

         Section 4.13. Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transactions"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the

Company or such Subsidiary with an unrelated Person, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, either (A) a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; provided, however, that the following shall be deemed not to be Affiliate
Transactions: (i) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (A) $3.0 million outstanding in the aggregate at any time and (B) $1.5 million to any one employee) consistent with the past practice of the Company or such Subsidiary; (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries; (iii) transactions permitted by the provisions of this Indenture in accordance with the provisions of Section 4.11 hereof; (iv) payments of customary fees by the Company or any of its Subsidiaries to DLJMB made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors of the Company in good faith; (v) any agreement as in effect on the date of this Indenture or any amendment to such agreement (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated by such agreement; (vi) the existence of, or the performance by the Company of any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreements which it may enter into thereafter so long as such similar agreements contain only terms that are customary of stockholders and registration rights agreements; and (vii) payments and transactions in connection with the Refinancing Plan, the New Credit Agreement (including commitment, syndication and arrangement fees payable thereunder), the Offering and the Common Stock Offering (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto.

         Section 4.14. Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(I) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (II) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) agreements governing Existing Indebtedness as in effect on the Closing Date,
(ii) the New Credit Agreement as in effect on the Closing Date and any refinancings, amendments, restatements, renewals or replacements thereof, provided, however, that the agreements governing such refinancings, amendments, restatements, renewals or replacements contain restrictions are not more restrictive in the aggregate than those contained in the New Credit Agreement as in effect on the Closing Date, (iii) this Indenture, the Notes and the Subsidiary Guarantees, (iv) applicable law or any applicable rule, regulation or order, (v) any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (viii) customary provisions in bona fide contracts for the sale of property or assets, or (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced.

         Section 4.15. Limitations on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

         The Company (a) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Subsidiary of the Company, and (b) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or any Wholly Owned Subsidiary of the Company) unless (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Wholly Owned Subsidiary and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof; provided that this clause (b) shall not apply to any pledge of Capital Stock of any Wholly Owned Subsidiary of the Company securing Indebtedness under the New Credit Agreement.

         Section 4.16. Additional Subsidiary Guarantees

         If the Company or any of its Subsidiaries shall, after the Closing Date, acquire or create another Subsidiary, then such newly acquired, created or designated Subsidiary shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of this Indenture.

         Section 4.17 Limitations on Liens.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes or the Subsidiary Guarantees, as applicable, are equally and ratably secured with the obligations so secured until such time as such obligations are not longer secured by a Lien; provided, that in any case involving a Lien securing subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes or the Subsidiary Guarantees, as applicable, to the same extent that such subordinated Indebtedness is subordinated to the Notes or the Subsidiary Guarantees, as applicable.

         Section 4.18 Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Company or any Subsidiary may enter into a sale and leaseback transaction if
(a) the Company could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.17 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section
4.10 hereof.

         Section 4.19 No Senior Subordinated Debt.

         (a) The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

         (b) No Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.


                                   ARTICLE 5
                                   SUCCESSORS

         Section 5.01. Merger, Consolidation, or Sale of Assets.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Company is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists, and
(d) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described in Section 4.12 hereof.

         Section 5.02. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to such successor) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

         Section 6.01. Events of Default and Notice Thereof.

         Each of the following constitutes an "Event of Default":

         (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the provisions of Article 10 hereof);

         (b) default in payment when due of the principal of or premium (if any) on the Notes (whether or not prohibited by the provisions of Article 10 hereof);

         (c) failure by the Company to comply with the provisions of Sections 4.09, 4.10, 4.11, 4.12 or 5.01;

         (d) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

         (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (i) is caused by a failure to pay principal of or premium (if any) or interest on such Indebtedness at its final stated maturity prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

         (g) failure by any Subsidiary Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Subsidiary Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Subsidiary Guarantor for any reason, unless, in each such case, such Subsidiary Guarantor and its Subsidiaries have no Indebtedness outstanding at such time or at any time thereafter;

         (h) the Company or any of its Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (i) commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors, or

              (v) generally is not paying its debts as they become due; and

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary in an involuntary case;

                   (B) appoints a Custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary; or

                   (C) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

         Section 6.02. Acceleration.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (a) any acceleration of any such Indebtedness under the New Credit Agreement and (b) five Business Days after receipt by the Company of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in such clause (e) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of Section 3.08(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to , 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the amount payable in respect of such Notes for purposes of this paragraph for each of the twelve-month periods beginning on of the years indicated below shall become due and payable to the extent permitted by law upon the acceleration of the Notes as set forth below, expressed as percentages of the principal amount that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest to the date of payment:


         Year                                                   Percentage
         ----                                                   ----------

         1998. . . . . . . . . . . . . . . . . . . . . . . .
         1999. . . . . . . . . . . . . . . . . . . . . . . .
         2000. . . . . . . . . . . . . . . . . . . . . . . .
         2001. . . . . . . . . . . . . . . . . . . . . . . .
         2002. . . . . . . . . . . . . . . . . . . . . . . .

         Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04. Waiver of Past Defaults.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium (if any) on, or principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

         Section 6.05. Control by Majority.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

         Section 6.06. Limitation on Suits.

         No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding and, if requested by the Trustee, provided reasonable indemnity to the Trustee, with respect to such proceeding, and

(iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

         Section 6.07. Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on any Note, on or after the respective due dates expressed in any Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors or any other obligor upon the Notes, and their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, as administrative expenses associated with any such proceeding, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money, subject to Article 10 hereof, in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
    Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to holders of Senior Debt to the extent required by Article 10 hereof;

         Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

         Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

         Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

         Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

         Section 7.01. Duties of Trustee.

         (a) If an Event of Default shall occur (which shall not be cured), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

              (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereof in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders of Notes shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense.

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

         Section 7.03. Individual Rights of Trustee.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

         Section 7.06. Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the

Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

         Section 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee, from time to time as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereof. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, wilful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.01(h) or (i) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring

Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

         Section 7.09. Successor Trustee by Merger, Etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereof that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $500 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         Section 7.11. Preferential Collection of Claims Against the Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

         Section 7.12. Rights of Holders with Respect to Time, Method and
Place.

         Subject to the limitations of Article 6 and 7 of this Indenture, a majority in principal amount of the outstanding Notes issued hereunder shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

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

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01. Option to Effect Defeasance or Covenant Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.02 or Section 8.03 hereof be applied to all Notes and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth below in this Article 8.

         Section 8.02. Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Notes and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose such defeasance means that the Company and any Subsidiary Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and any Subsidiary Guarantees outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.02, and to have satisfied all its other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due or on the redemption date, as the case may be, solely from amounts deposited with the Trustee as provided in Section 8.04 hereof, (ii) the Company's obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 4.02 and 4.03 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company's obligations in connection therewith and (iv) this Section 8.02.

         Section 8.03. Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall be released from its obligations under the covenants contained in Article 5 and in Sections 4.04, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18 and 4.19 with respect to the outstanding Notes and Subsidiary Guarantees, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for financial accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Sections 6.01(d) through 6.01(g) shall not constitute Events of Default.

         Section 8.04. Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
8.02 or Section 8.03 hereof to the outstanding Notes and Subsidiary Guarantees:

              (i) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes and without retaining any legal interest corpus of such trust, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default set forth in Section 6.01(h) and
    (i), at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

              (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions (which assumptions and exclusions shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or related judicial decisions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

              (vii) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or a Subsidiary Guarantor, if any;

              (viii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

              (ix) the Trustee shall have received such other documents and assurances as the Trustee shall reasonably require.

         Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 4.03 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof; other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes then outstanding.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time at the Company's request any money or Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.06. Repayment to Company.

         Subject to Section 7.07 hereof, the Trustee shall promptly pay to the Company, after written request by the Company therefor, any money held at such time in excess of the amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company at the request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such

Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company (i) cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company, and (ii) cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 8.07. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 hereof or
Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees, shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 hereof or Section 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof or Section 8.03 hereof, as the case may be; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01. Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, a Subsidiary Guarantor (with respect to a Subsidiary Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to comply with Article 5 or 11 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the Opinion of Counsel, adversely affect the legal rights hereunder of any such Holder;

         (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f) to allow any Subsidiary Guarantor to guarantee the Notes.

         Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel, the Trustee shall join with the Company and the Subsidiary Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         Section 9.02. With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, this Indenture, the Notes and the Subsidiary Guarantees issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel, the Trustee shall join with the Company and any Subsidiary Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note or Subsidiary Guarantee held by a non-consenting Holder):

              (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

              (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (including provisions relating to Sections 4.09 and 4.10 hereof);

              (iii) reduce the rate of or change the time for payment of interest on any Note;

              (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

              (v) make any Note payable in money other than that stated in such Notes;

              (vi) make any change in Section 6.04 or Section 6.07 hereof;

              (vii) waive a redemption or repurchase payment with respect to any Note (including a payment required by Section 3.10, 4.09 or 4.10 hereof);

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

              (viii) except as provided under Article 8 or in accordance with the terms of any Subsidiary Guarantee, release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, or make any change in a Subsidiary Guarantee that would adversely affect the Holders of the Notes; or

              (ix) make any change in the foregoing amendment and waiver provisions of this Article 9.

         Notwithstanding the foregoing, any amendment or waiver relating to
Article 10 or 12 hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

         Section 9.03. Compliance With TIA.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

         Section 9.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.05. Notation on or Exchange of Notes.

         The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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         Section 9.06. Trustee to Sign Amendments, Etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors, in accordance with its terms.


                                   ARTICLE 10
                                 SUBORDINATION

         Section 10.01. Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium (if any), and interest on the Notes shall be subordinated in right of payment, as set forth in this Article 10, to the prior payment in full of all Senior Debt, whether outstanding on the date hereof or thereafter incurred. For purposes of this Article 10 and Article 12 hereof, "payment in full" means payment of cash.

         The provisions of this Article 10 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; such provisions are made for the benefit of holders of Senior Debt and they or each of them may enforce the rights of holders of Senior Debt hereunder, subject to the terms and provisions hereof.

         Section 10.02. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of all Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment of cash, securities or other property with respect to Obligations due in respect of the Notes, and until all Obligations with respect to Senior Debt are paid in full, any payment, distribution or other transfer of assets of the Company or any Subsidiary Guarantor of any character, whether direct or indirect, by set-off or otherwise, and whether in cash, securities or other property to which the Holders of Notes would be entitled, shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trusts described in Article 8 hereof).

         Section 10.03. Default on Designated Senior Debt.

         The Company may not make any payment upon or in respect of the Notes (except payments in Permitted Junior Securities and payments made from the trusts described in Article 8 hereof) if:

         (a) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace, if any; or

         (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives written notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt (or their representative).

         Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and
(ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         Section 10.04. Acceleration of Securities.

         If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the Holders of the Notes to accelerate the maturity thereof, subject to the terms of Section 6.02 hereof. The Company shall promptly notify holders of Senior Debt (or their representatives) if payment of the Notes is accelerated because of an Event of Default.

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

         Section 10.05. When Distribution Must be Paid Over.

         In the event that the Trustee receives any payment upon or in respect of the Notes at a time when the Trustee has actual knowledge that such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt (or their representative) under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         In the event that any Holder receives any payment on any Note at any time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt (or their representative) under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for the application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extend necessary to pay such Obligations in full accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         Section 10.06. Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment upon or in respect of the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt as provided in this
Article 10.

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

         Section 10.07. Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Pari Passu Indebtedness) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

         Section 10.08. Relative Rights.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders of Notes and creditors of the Company, other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 10 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

         Section 10.09. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         Section 10.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

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

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         Section 10.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment on any Note to violate this Article 10. Only the Company or a representative of the holders of Senior Debt may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 10.12. Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.01(h) and 6.01(i) and Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         Section 10.13. No Waiver of Subordination Provisions.

         (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder.

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

         (b) Without in any way limiting the generality of paragraph (a) of this Section 10.13, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 10.14. Certain Definitions.

         For purposes of this Section 10, the terms "distribution" and "payment" include payments, distributions and other transfers of assets by or on behalf of the Company (including redemptions, repurchases or other acquisitions of the Notes) from any source, of any kind or character, whether direct or indirect, by set-off or otherwise, whether in cash, property or securities.

                                   ARTICLE 11
                               GUARANTEE OF NOTES

         Section 11.01. Subsidiary Guarantee.

         Subject to Section 11.05 hereof, the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that: (a) the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and to the extent permitted by law, interest on any overdue interest, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Subsidiary Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of its Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

         Section 11.02. Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit D hereto shall be endorsed by manual or facsimile signature by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an officer of such Subsidiary Guarantor.

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

         After the Closing Date, if the Company or any or its Subsidiaries shall acquire, create or designate a Subsidiary, then the Company shall cause such Subsidiary to execute a Subsidiary Guarantee substantially in the form of Exhibit B. Such Subsidiary Guarantee shall be accompanied by a supplemental indenture substantially in the form of Exhibit C, along with such other opinions, certificates and documents required under this Indenture.

         Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

         Section 11.03. Guarantors May Consolidate, etc., on Certain Terms.

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Company.

         (b) No Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), or sell all or substantially all of its assets to, another Person, whether or not affiliated with such Subsidiary Guarantor, unless, other than with respect to a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Company, (i) subject to the provisions of Section 11.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture substantially in the form of Exhibit C hereto, under the Subsidiary Guarantee of such Subsidiary Guarantor and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Interest Coverage Ratio test set forth in the first paragraph of Section 4.12.

         (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit C hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided that, solely for purposes of computing Consolidated Net Income; the Consolidated Net Income of any Person other than the Company and its Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Section 11.04. Releases Following Sale of Assets.

         In the event of a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor (including by way of merger or consolidation), or a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that (i) the Net Proceeds from such sale or other dispositions are applied in accordance with the provisions of Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligation under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other Obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 11.

         Section 11.05. Limitation on Subsidiary Guarantor Liability.

         For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (a) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (b) the amount, if any, which would not have (i) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in applicable Bankruptcy Law) or (ii) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee was entered into; provided, however, that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (a) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (b) above. In making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors, and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         Section 11.06. "Trustee" to Include Paying Agent.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


                                   ARTICLE 12
                     SUBORDINATION OF SUBSIDIARY GUARANTEES


         Section 12.01. Agreement to Subordinate.

         The Subsidiary Guarantors agree, and each Holder by accepting a Note agrees, that all Subsidiary Guarantees, shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt, whether outstanding on the date hereof or thereafter incurred.

         The provisions of this Article 12 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; such provisions are made for the benefit of holders of Senior Debt and they or each of them may enforce the rights of holders of Senior Debt hereunder, subject to the terms and provisions hereof.

         Section 12.02. Liquidation: Dissolution; Bankruptcy.

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

         Upon any distribution to creditors of any Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property, an assignment for the benefit of creditors or any marshalling of such Subsidiary Guarantor's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is in an allowed claim under applicable law) before the Holders of Notes will be entitled to receive any payment under the Subsidiary Guarantee of such Subsidiary Guarantor, and until all Obligations with respect to Senior Debt of any are paid in full, any distribution under the Subsidiary Guarantees to which the Holders of Notes would be entitled shall be made by such Subsidiary Guarantor to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof).

         Section 12.03. Default on Designated Senior Debt.

         No Subsidiary Guarantor may make any payment upon or in respect of such Subsidiary Guarantee (except that Holders of Notes may receive Permitted Junior Securities and payments made from the defeasance trust created pursuant to Article 8 hereof) if:

         (a) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace, if any; or

         (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the Company, a Subsidiary Guarantor or the holders of any Designated Senior Debt (or their representative).

         Payments on the Subsidiary Guarantees may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

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

         Section 12.04 Acceleration of Securities.

         [Intentionally omitted.]

         Section 12.05. When Distribution Must Be Paid Over.

         In the event that the Trustee receives any payment of any Obligations with respect to a Subsidiary Guarantor at a time when the Trustee has actual knowledge that such payment is prohibited by Section 12.02 or 12.03 hereof, such payment shall be held by the Trustee, for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt (or their representatives), as their respective interests may appear, under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms.

         In the event that any Holder receives any payment of any Obligations of a Subsidiary Guarantor at a time when such payment is prohibited by Section
12.02 or 12.03 hereof, such payment shall be held by such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt (or their representative) under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Subsidiary Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         Section 12.06. Notice By Subsidiary Guarantor.

         Each Subsidiary Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Subsidiary Guarantor that would cause a payment of any Obligations to violate this Article 12, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to the Senior Debt as provided in this Article 12.

         Section 12.07. Subrogation.

         After all Senior Debt is paid in full and until the Subsidiary Guarantees are paid in full, Holders shall be subrogated (equally and ratably with all other Pari Passu Indebtedness) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Subsidiary Guarantors and Holders, a payment by the Subsidiary Guarantors on the Senior Debt.

         Section 12.08. Relative Rights.

         This Article 12 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (i) impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with the terms of the Subsidiary Guarantees;

         (ii) affect the relative rights of Holders and creditors of the Subsidiary Guarantors other than their rights in relation to holders of Senior Debt; or

         (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If any Subsidiary Guarantor fails because of this Article 12 to pay its Obligations in accordance with its Subsidiary Guarantee on the due date, the failure is nevertheless a Default or an Event of Default.

         Section 12.09. Subordination May Not Be Impaired by Subsidiary
Guarantor.

         No right of any holder of Senior Debt to enforce the subordination of the Subsidiary Guarantees shall be prejudiced or impaired by any act or failure to act by the Subsidiary Guarantors or any Holder or by the failure of the Subsidiary Guarantors or any Holder to comply with this Indenture.

         Section 12.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

         Upon any payment or distribution of assets of a Subsidiary Guarantor referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

         Section 12.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Subsidiary Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice that the payment of any Obligations with respect to the Subsidiary Guarantees would violate this Article 12. Only the Subsidiary Guarantors or a representative of the holders of Senior Debt may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 12.12 Authorization to Effect Subordination.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         Section 12.13. No Waiver of Subordination Provisions.

         (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder.

         (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection of Senior Debt; and (4) exercise or refrain from exercising any rights against any Subsidiary Guarantor and any other Person.

         Section 12.14. Certain Definitions.

         For purposes of this Section 12, the terms "distribution" and "payment" include payments, distributions and other transfers of assets by or on behalf of any Subsidiary Guarantor (including redemptions, repurchases or other acquisitions of the Notes) from any source, of any kind or character, whether direct or indirect, by set-off or otherwise, whether in cash, property or securities.


                                   ARTICLE 13
                           SATISFACTION AND DISCHARGE

         Section 13.01 Satisfaction and Discharge of Indenture.

         This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

         (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b) (i) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or a Subsidiary Guarantor, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

              (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Subsidiary Guarantor is a party or by which the Company or a Subsidiary Guarantor, is bound;

              (iii) the Company or a Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

              (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

         In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Section 13.02 Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 4.03 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to
Section 13.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its Obligations, the

Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 14
                                 MISCELLANEOUS

         Section 14.01 Conflict of any Provision of Indenture With TIA.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

         Section 14.02 Notices.

         Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or any Subsidiary Guarantor:

              Duane Reade Inc.
              440 Ninth Avenue
              New York, New York 10001
              Attention:  Chief Financial Officer
              Facsimile:  (212)    -

         If to the Trustee:

              State Street Bank and Trust Company of Connecticut, N.A. Goodwin Square
              225 Asylum Street, 23rd Floor
              Hartford, Connecticut  06103
              Attention:  Corporate Trust Department
              Facsimile:  (860)    -

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 14.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 14.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Section 14.05 Legal Holidays.

         In any case where any interest payment date, any date established for payment of defaulted interest pursuant to Section 2.12 hereof, or any maturity date with respect to any

Note shall not be a Business Day, then (nothwithstanding any other provisions of this Indenture, the Notes or any Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day.

         Section 14.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         Section 14.07 Governing Law.

         THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.

         Section 14.08 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 14.09 Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its respective successors and assigns, whether so expressed or not.

         Section 14.10 Severability.

         In case any provision in this Indenture or in the Notes or Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 14.11 Counterpart Originals.

         The parties may sign any number of counterpart copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 14.12 Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in New York, New York as of the day and year first above written.


Dated: February   , 1998                    DUANE READE INC.


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


Dated: February   , 1998                    DUANE READE

                                            By:  DUANE READE INC., a general
                                                 partner

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            By:  DRI I INC., a general partner

                                            By:
                                               -------------------------------


Dated:  February  , 1998                    DRI I Inc.


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


Dated:  February  , 1998                    STATE STREET BANK AND TRUST COMPANY
                                              OF CONNECTICUT, N.A.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                   Exhibit A
                                 (Face of Note)


         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein].(1)

                      % Senior Subordinated Notes due 2008

No.                                                                   Cusip No:


                                DUANE READE INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of
$_________________ (_______________________________ Dollars) on         , 2008.

                            Interest Payment Dates:
                                 Record Dates:


--------------
(1) This paragraph should be included only if the Note is issued in global form.

                                            DUANE READE INC.


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

         This is one of the     % Senior Subordinated Notes due 2008 referred
to in the within-mentioned Indenture:

                                            STATE STREET BANK AND TRUST COMPANY
                                              OF CONNECTICUT N.A.,
                                            as Trustee

                                            By:
                                               -------------------------------
                                               Authorized Signature

                                 (Back of Note)
                      % Senior Subordinated Notes due 2008

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

         1. Interest. Duane Reade Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at % per annum from , 1998 until , 2008. The Company shall pay interest semi-annually in arrears on and of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest
Payment Date shall be         , 1998. The Company shall pay interest (including
post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes
at the close of business on        and        next preceding the Interest
Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to (i) Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof, and (ii) Notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto. Such payment shall be in such coin or currency of the United Sates of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company of Connecticut, N.A., the Trustee under the Indenture, will act as Paying Agent and

Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as
of          , 1998 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $80,000,000 in aggregate principal amount.

         5. Optional Redemption. Except as set forth in the next paragraph, the
Notes will not be redeemable at the Company's option prior to            2003.
Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month
period beginning on         of each of the years indicated below:

                                                                  Redemption
         Year                                                        Price
         ----                                                        -----

         2003...................................................      .   %
         2004...................................................      .   %
         2005...................................................      .   %
         2006 and thereafter....................................   100.000%

         Notwithstanding the foregoing, on or prior to , 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to . % of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Qualified Offerings of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 90 days of the date of the closing of such Qualified Offering.

         6. Mandatory Redemption. Other than as set forth in paragraph 8, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part, provided that no Notes shall be redeemed in a principal amount that is less than $1,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

         8. Repurchase at Option of Holders. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall (or shall cause the Trustee to) mail a notice to each Holder of Notes issued under the Indenture, with a copy to the Trustee, containing the information set forth in Section 4.09 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

         (b) Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Subsidiary shall apply such Net Proceeds at its option (or to the extent the Company is required to apply such Net Proceeds pursuant to the terms of the New Credit Agreement), to (a) repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (b) repay Pari Passu Indebtedness of the Company or any Subsidiary Guarantor (and to correspondingly reduce commitments with respect thereto), provided that if the Company or any Subsidiary Guarantor shall so repay Pari Passu Indebtedness, it will equally and ratably reduce Indebtedness under the Notes if the Notes are then redeemable, or if the Notes may not then be redeemed, the Company shall make an offer in accordance with the procedures set forth in Section 3.10 of the Indenture to all Holders of Notes to purchase at a price in cash equal to 100% of the principal amount thereof (plus accrued and unpaid interest thereon to the date of repurchase) the amount of Notes that would otherwise be redeemed or (c) an investment in property, the making of a capital expenditure or the acquisition of other long-term assets, in each case, of or from an entity that is engaged in a Permitted Business, and in accordance with the terms of the Indenture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Designated Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess

Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in
Section 3.02 of the Indenture. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Subordination. Each Holder by accepting a Note agrees that the payment of principal of, premium, if any, and interest on each Note is subordinated in right of payment, to the extent and in the manner provided in
Article 10 of the Indenture, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed; provided that such creation, incurrence, assumption or guarantee is in accordance with the provisions set forth in the Indenture), and this subordination provision is for the benefit of the holders of Senior Debt.

         12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Subsidiary Guarantees issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and, subject to the terms of the Indenture, the Notes and the Subsidiary Guarantees, any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of Notes, the Company, a Subsidiary Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, or Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to comply with Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the opinion of counsel, adversely affect the legal rights hereunder of any such Holder; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to allow any Subsidiary Guarantor to guarantee the Notes; or to provide for the appointment of a successor trustee in compliance with the requirements of
Section 7.08 of the Indenture.

         13. Defaults and Remedies. Each of the following constitutes an "Event of Default": (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of this Indenture); (b) default in payment when due of the principal of or premium (if any) on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (c) failure by the Company to comply with the provisions of Sections 4.09, 4.10, 4.11, 4.12 and 5.01 of the Indenture; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (i) is caused by a failure to pay principal of or premium (if any) or interest on such Indebtedness at its final stated maturity prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) failure by any Subsidiary Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Subsidiary Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Subsidiary Guarantor for any reason, unless, in each such case, such Subsidiary Guarantor and its Subsidiaries have no Indebtedness outstanding at such time or at any time thereafter; and (h) certain events of bankruptcy with respect to the Company or any of its Subsidiaries.

         If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (a) any acceleration of any such Indebtedness under the New Credit Agreement and (b) five business days after receipt by the Company of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (h) of (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in this Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause
(e) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

         Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium (if any) on, or principal of, the Notes.

         14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

         15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minor Act).

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. The internal law of the State of New York shall govern and be used to construe the terms of this Note.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                            Duane Reade Inc.
                                            440 Ninth Avenue
                                            New York, New York 10001
                                            Attention: Chief Financial Officer

                                ASSIGNMENT FORM


         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
                      ---------------------------------------------------------
                           (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------
Date:
     ------------------------

                        Your Signature:
                                       ----------------------------------------

          (Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, check the box below:

         [ ] Section 4.09                            [ ] Section 4.10

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

$
 ------------


Date:                                  Your Signature:
     ------------------------                         -------------------------
                                (Sign exactly as your name appears on the Note)


                                       Tax Identification No.:
                                                              -----------------

                                       Signature Guarantee.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(2)


         The following exchanges of a part of this Global Note for Notes in definitive form have been made:

                                                                Principal Amount
                                                                 of this Global
                 Amount of decrease      Amount of increase      Note following         Signature of
    Date        in Principal Amount     in Principal Amount      such decrease           authorized
of Exchange     of this Global Note     of this Global Note      (or increase)       officer of Trustee
-----------     -------------------     -------------------      -------------       ------------------















--------
(2) This should be included only if the Note is issued in global form.

                                   Exhibit B


                              SUBSIDIARY GUARANTEE


         Subject to Section 11.05 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

         The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 11 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in
Section 11.04 of the Indenture.

         This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

         Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into: provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken in account.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of February  , 1998                DRI I INC.


                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


Dated as of February  , 1998                DUANE READE


                                            By: DRI I INC., General Partner

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                            By: DUANE READE INC., General
                                                Partner

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                   Exhibit C

                         FORM OF SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of __________, _____ among Duane Reade Inc., a Delaware corporation (the "Company"), [Subsidiary Guarantor], a subsidiary of the Company (the "New Susidiary Guarantor"), and State Street Bank and Trust Company of Connecticut, N.A., as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February , 1998 (the "Indenture"), providing
for the issuance of an aggregate principal amount of $80,000,000 of    % Senior
Subordinated Notes due 2008 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth therein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement To Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives a releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

         4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



Dated:                                      DUANE READE INC.
      -----------------------

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:



Dated:                                      [Name of New Subsidiary Guarantor]
      -----------------------

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:



Dated:                                      STATE STREET BANK AND TRUST
      -----------------------                 COMPANY OF CONNECTICUT, N.A.,
                                              as Trustee


                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                   Exhibit D

                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE


         Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at stated maturity, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

         Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.



Dated:  ____________, _____                  [Subsidiary Guarantor]


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

                                      D-1